   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2005

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          NORTHFIELD LABORATORIES INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                                    36-3378733
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                               1560 SHERMAN AVENUE
                                   SUITE 1000
                          EVANSTON, ILLINOIS 60201-4800
              (Address of registrant's principal executive offices)

                          NORTHFIELD LABORATORIES INC.
                          2003 EQUITY COMPENSATION PLAN
                            (Full title of the Plan)

                              --------------------

                                  JACK J. KOGUT
                 SENIOR VICE PRESIDENT - CHIEF FINANCIAL OFFICER
                          NORTHFIELD LABORATORIES INC.
                               1560 SHERMAN AVENUE
                                   SUITE 1000
                          EVANSTON, ILLINOIS 60201-4800
                                 (847) 864-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              CRAIG A. ROEDER, ESQ.
                              BAKER & MCKENZIE LLP
                              ONE PRUDENTIAL PLAZA
                             130 EAST RANDOLPH DRIVE
                             CHICAGO, ILLINOIS 60601
                                 (312) 861-8000

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

   Title of       Title of Plan   Amount to       Proposed       Proposed maximum            Amount of
  Securities                          be      maximum offering       aggregate            registration fee
     to be                        registered  price per share     offering price
  Registered
----------------------------------------------------------------------------------------------------------
                 Northfield
Common Stock     Laboratories
of Northfield    Inc. 2003        1,500,000       $12.98*           $19,470,000                $2,292
Laboratories     Equity
Inc., par        Compensation
value $.01 per   Plan
share.........

----------
* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, and is based upon the average of the high and low sale prices for the registrant's Common Stock reported on The Nasdaq National Market on September 27, 2005.

                                Explanatory Note

      On October 30, 2003, Northfield Laboratories Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-110110) (the "Initial Registration Statement") which registered shares of the Registrant's common stock, par value $0.01 per share (the "Shares"), reserved for issuance under the Northfield Laboratories Inc. 2003 Equity Compensation Plan (the "Plan"). The Initial Registration Statement registered 750,000 Shares with respect to the Plan.

      At the Registrant's Annual Meeting of Stockholders on September 29, 2005, the Registrant's stockholders approved and adopted an amendment to the Plan to increase the number of Shares authorized under the Plan by 1,500,000 Shares. By this Registration Statement, the Registrant hereby registers an additional 1,500,000 Shares under the Plan. The contents of the Initial Registration Statement are hereby incorporated by reference into this Registration Statement.

ITEM 8.       EXHIBITS

     5.1      --     Opinion of Baker & McKenzie LLP.

     23.1     --     Consent of KPMG LLP.

     23.2     --     Consent of Baker & McKenzie LLP (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on October 3, 2005.

                                    NORTHFIELD LABORATORIES INC.

                                    By: /s/  Steven A. Gould, M.D.
                                       -----------------------------
                                            Steven A. Gould, M.D.
                                            Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on October 3, 2005.

                          SIGNATURE                                                        TITLE
                          ---------                                                        -----
                 /s/  Steven A. Gould, M.D.                     Chairman of the Board and Chief Executive Officer
-----------------------------------------------------------     (principal executive officer)
                    Steven A. Gould, M.D.

                     /s/  Jack J. Kogut                         Senior Vice President - Chief Financial Officer, Secretary
-----------------------------------------------------------     and Treasurer (principal financial officer and principal
                        Jack J. Kogut                           accounting officer)

                     /s/  John F. Bierbaum                      Director
-----------------------------------------------------------
                       John F. Bierbaum

-----------------------------------------------------------     Director
                      Bruce S. Chelberg

                    /s/  Paul M. Ness, M.D.                     Director
-----------------------------------------------------------
                      Paul M. Ness, M.D.

                      /s/  Jack Olshansky                       Director
-----------------------------------------------------------
                        Jack Olshansky

                    /s/  David A. Savner                        Director
-----------------------------------------------------------
                       David A. Savner

                                                                Director
-----------------------------------------------------------
                     Edward C. Wood, Jr.

                                  EXHIBIT INDEX

Exhibit No.       Description

5.1               Opinion of Baker & McKenzie LLP.
23.1              Consent of KPMG LLP.
23.2 Consent of Baker & McKenzie LLP (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).